Exhibit 99.1

Merlin Labs, Inc. and Subsidiaries

Consolidated Financial Statements

For the Years Ended December 31, 2025 and 2024

With Report of Independent Registered Public Accounting Firm

MERLIN LABS, INC. AND SUBSIDIARIES

i

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors

Merlin Labs, Inc. and Subsidiaries

Boston, Massachusetts

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Merlin Labs, Inc. and Subsidiaries (the “Company”) as of December 31, 2025 and 2024, the related consolidated statements of operations, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for each of the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BDO USA, P.C.

(formerly HORNE LLP)

We have served as the Company’s auditor since 2025.

Ridgeland, Mississippi

March 20, 2026

MERLIN LABS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	As of December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$59,343	$37,195
Short-term investments	330	377
Accounts receivable, net	368	536
Prepaid expenses and other current assets	3,328	1,040
Capitalized transaction costs	7,562	—
Total current assets	70,931	39,148
Property and equipment, net	7,108	8,589
Operating lease right-of-use assets, net	979	1,348
Deposits	1,564	109
Total assets	$80,582	$49,194
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	3,154	1,294
Accrued expenses	7,937	2,683
Long-term debt, current portion, net ($19,175 at fair value and $96 at amortized cost, net as of December 31, 2025 and $0 at fair value and $14,224 at amortized cost, net as of December 31, 2024)	19,271	14,224
Convertible promissory notes	29,107	—
Deferred revenue	—	112
Contract loss provision	4,173	5,166
Operating lease liabilities, current	657	709
Total current liabilities	64,299	24,188
Long-term debt, non-current portion, net ($12,207 at fair value and $577 at amortized cost, net as of December 31, 2025 and $0 at fair value and $21,673 at amortized cost, net as of December 31, 2024)	12,784	21,673
Operating lease liabilities, non-current	331	653
Warrant liabilities	76,766	3,586
Total liabilities	154,180	50,100
Commitments and contingencies (Note 14)
Redeemable convertible preferred stock	461,963	130,616
Stockholders’ deficit:
Common stock: $0.0001 par value; 44,705,861 and 29,500,000 shares authorized; 5,306,250 and 5,169,812 shares issued and outstanding as of December 31, 2025 and 2024, respectively	1	1
Additional paid-in capital	15,491	4,009
Accumulated deficit	(551,053)	(135,532)
Total stockholders’ deficit	(535,561)	(131,522)
Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$80,582	$49,194

See accompanying notes to consolidated financial statements.

MERLIN LABS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Year Ended December 31,
	2025	2024
Revenue	$7,551	$1,229
Cost of revenue	9,182	8,500
Gross loss	(1,631)	(7,271)
Operating expenses:
Research and development	32,477	27,146
General and administrative	20,093	17,864
Selling and marketing	1,318	1,744
Total operating expenses	53,888	46,754
Loss from operations	(55,519)	(54,025)
Other (expense) income:
Interest income	1,443	2,005
Interest expense	(2,957)	(2,420)
Other expense	(159)	(197)
Change in fair value of warrant liabilities	(2,357)	(265)
Change in fair value of convertible promissory notes	(7,563)	—
Loss on exchange of warrant liabilities	(3,320)	—
Loss on issuance of financial instruments	(585)	—
Loss on extinguishment of long-term debt	(2,157)	—
Change in fair value of long-term debt	(1,554)	—
Total other expense	(19,209)	(877)
Loss before provision for income taxes	(74,728)	(54,902)
Provision for income taxes	50	351
Net loss	$(74,778)	$(55,253)
Deemed dividend on exchange of redeemable convertible preferred stock	(345,717)	—
Net loss attributable to common stockholders	(420,495)	(55,253)
Net loss per share:
Basic and diluted	$(80.68)	$(10.80)
Weighted-average shares outstanding:
Basic and diluted	5,211,618	5,118,223

See accompanying notes to consolidated financial statements.

MERLIN LABS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

(in thousands, except share and per share amounts)

	Redeemable Convertible Preferred Stock		Common Stock		Additional		Total
	Number of Shares	Amount	Number of Shares	Amount	Paid-In Capital	Accumulated Deficit	Stockholders’ Deficit
Balances as of December 31, 2023	17,696,748	130,616	4,882,717	1	2,204	(80,279)	(78,074)
Vesting of restricted common stock	—	—	206,250	—	—	—	—
Exercise of common stock options	—	—	80,845	—	66	—	66
Stock-based compensation	—	—	—	—	1,739	—	1,739
Net loss	—	—	—	—	—	(55,253)	(55,253)
Balances as of December 31, 2024	17,696,748	$130,616	5,169,812	$1	$4,009	$(135,532)	$(131,522)
Exercise of common stock options	—	—	136,438	$—	$391	$—	$391
Stock-based compensation	—	—	—	—	1,695	—	1,695
Deemed dividend on exchange of redeemable convertible preferred stock	—	345,717	—	—	(4,974)	(340,743)	(345,717)
Conversion of Series A Prime redeemable convertible preferred stock to common stock	(541,846)	(14,370)	541,846	—	14,370	—	14,370
Forfeiture of common stock	—	—	(541,846)	—	—	—	—
Net loss	—	—	—	—	—	(74,778)	(74,778)
Balances as of December 31, 2025	17,154,902	$461,963	5,306,250	$1	$15,491	$(551,053)	$(535,561)

See accompanying notes to consolidated financial statements.

MERLIN LABS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities
Net loss	$(74,778)	$(55,253)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,582	1,466
Stock-based compensation	1,695	1,739
Amortization of right-of-use assets	746	568
Non-cash interest expense	587	179
Loss on disposal of property and equipment	147	—
Change in fair value of warrant liabilities	2,357	265
Change in fair value of convertible promissory notes	7,563	—
Loss on foreign currency exchange rate	281	197
Gain on early lease termination	—	(1)
Contract loss expense accrual	1,451	6,347
Loss on exchange of warrant liabilities	3,320	—
Loss on issuance of financial instruments	585	—
Loss on extinguishment of long-term debt	2,157	—
Change in fair value of long-term debt	(166)	—
Change in operating assets and liabilities:
Accounts receivable	168	(519)
Prepaid expenses and other current assets	(2,302)	455
Capitalized transaction costs	(7,562)	—
Deposits	(1,524)	25
Accounts payable	1,857	(104)
Accrued expenses	5,279	882
Deferred revenue	(112)	112
Contract loss provision	(2,444)	(1,181)
Operating lease liabilities	(755)	(643)
Net cash used in operating activities	$(59,868)	$(45,466)

Cash flows from investing activities
Additions of property and equipment	$(427)	$(1,904)
Proceeds from sales of property and equipment	15	—
Maturities of short-term investments	44	140
Target Bridge Notes principal originated	—	(2,250)
Repayment of Target Bridge Notes	—	2,250
Net cash used in investing activities	$(368)	$(1,764)

Cash flows from financing activities
Proceeds from issuance of long-term debt	$—	$34,378
Proceeds from issuance of warrants	67,292	496
Proceeds from issuance of convertible promissory notes	20,413	—
Repayments of long-term debt	(5,712)	(1,000)
Proceeds from exercise of common stock options	391	66
Net cash provided by financing activities	82,384	33,940

Net increase (decrease) in cash and cash equivalents	$22,148	$(13,290)
Cash, and cash equivalents at beginning of year	37,195	50,485
Cash, and cash equivalents at end of year	$59,343	$37,195

Supplemental disclosure of cash flow information
Cash paid during the year for:
Interest	$4,358	$1,586
Taxes (Note 13)	$50	$237
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$379	$842
Deemed dividend on exchange of redeemable convertible preferred stock	$345,717	$—

See accompanying notes to consolidated financial statements.

MERLIN LABS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

1. Organization and Description of Business

Merlin Labs, Inc. was incorporated on October 10, 2018 as a Delaware corporation under the name Apollo Flight Research, Inc. and changed its name to Merlin Labs, Inc. on October 27, 2020. Merlin Labs, Inc. is the parent company of two wholly-owned subsidiaries: Merlin Labs NZ Limited (“MLNL”), a New Zealand limited company, was incorporated on August 17, 2020 and Merlin Labs Securities Corporation (“MLSC”), a Massachusetts Securities Corporation, was incorporated on December 13, 2022. Merlin Labs, Inc., together with its subsidiaries are herein referred to as “Merlin,” the “Company,” “we,” or “our”.

The Company develops sophisticated software that fulfill the functions of a human pilot in self-flying aircraft to enable both reduced crew and unmanned flight. This technology is designed to be scalable and adaptable across different aircraft types for a growing range of aircraft platforms. The Company’s aircraft-agnostic, AI-powered software is purpose-built for military and civil programs, and is powering an expanding range of missions and aircraft, proven through hundreds of autonomous flights from test facilities across the globe.

On August 13, 2025, the Company entered into a Business Combination Agreement (the “Business Combination Agreement” or “BCA”) with Bleichroeder Acquisition Corp. I, a Cayman Islands exempted company and Nasdaq-listed special purpose acquisition company (a “SPAC” and the “Purchaser”), and IPDX Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Purchaser (“Merger Sub”). On October 21, 2025, the Purchaser changed its name to Inflection Point Acquisition Corp. IV. Under the terms of the BCA, the Purchaser will domesticate as a Delaware corporation (the “Domestication”), and Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of the Purchaser (the “Merger”).

Following the Domestication, the Company and Merger Sub will file a certificate of merger to consummate the Merger. Upon completion of the Merger, the combined company is expected to be publicly listed on the Nasdaq Stock Exchange, subject to regulatory approvals and customary closing conditions.

2. Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The accompanying consolidated financial statements include the accounts of Merlin Labs, Inc., and its consolidated subsidiaries, MLNL and MLSC. All intercompany balances and transactions have been eliminated in consolidation.

Risk and Uncertainties

The consolidated financial statements have been prepared in accordance with U.S. GAAP assuming that the Company will continue as a going concern over the next twelve months. The going concern assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business, including having sufficient liquidity in the future to meet, among other things, the Company’s obligations under its borrowing arrangements (refer to Note 8. Debt).

Since its inception, the Company has primarily operated in the pre-commercialization stage and funded historical losses through debt and equity financings. The Company expects to incur additional net losses while it continues to advance its commercialization efforts and pursue profit-generating revenue contracts with customers, namely, the United States (“U.S.”) government.

During the years ended December 31, 2025 and 2024, the Company incurred net losses in the amounts of $74,778 and $55,253, respectively, and generated negative cash flows from operations in the amounts of $59,868 and $45,466, respectively. Additionally, as of December 31, 2025, the Company has an accumulated deficit in the amount of $551,053 and cash and cash equivalents of $59,343.

MERLIN LABS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

The Company previously concluded in its consolidated financial statements for the nine months ended September 30, 2025, that there was substantial doubt about the Company’s ability to continue as a going concern due to the Company’s outstanding debt obligations and projected operating cash flows. On March 16, 2026, the Company completed its planned Merger (refer to Note 17. Subsequent Events). In connection with the Merger, the Company issued debt and equity-linked instruments in additional private investment in public entity (“PIPE”) transaction for $120,000 in gross proceeds and the Company’s outstanding convertible promissory notes converted into preferred stock and warrants to purchase common stock of the Company (refer to Note 8. Debt).

Based on the Company’s liquidity position as of December 31, 2025, the Company’s cash proceeds and debt conversion from the Merger, the Company’s current forecast of operating results and cash flows, and the Company’s outstanding debt obligations, the Company determined that its financial condition is sufficient to fund its planned operations, commitments, and contractual obligations for a period of at least one year following the date that these consolidated financial statements are issued.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make certain estimates, judgments, and assumptions that affect the reported amounts of assets and liabilities, and the reported amounts of revenue and expenses during the reporting periods.

Significant estimates and assumptions made in the accompanying consolidated financial statements include, but are not limited to, the estimation of anticipated costs to complete a contract, the valuation and recognition of stock-based compensation awards, the valuation of warrant liabilities, the valuation of convertible promissory notes, and the valuation of redeemable convertible preferred stock.

Estimates and judgments are based on historical experience, forecasted events, and various other assumptions that management believes to be reasonable under the circumstances. Actual results could differ from those estimates and such differences could be material to the Company’s consolidated financial position and results of operations.

Segments

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company’s CODM, who is the Chief Executive Officer, reviews financial information on a consolidated basis to make operating decisions, assess performance, and make resource allocation decisions, leading to decisions related to resource allocations in relation to profit and loss. Accordingly, the Company has determined that it has one reportable segment.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents, which includes money market mutual funds. The Company has a cash management program, which provides for the investment of excess cash balances primarily in money market mutual funds.

Investments

Management determines the appropriate classification of investments in certificates of deposit at the time of purchase based upon management’s intent and ability with regard to such investments. For the periods presented, all investments have been classified as held to maturity.

The Company classifies investments as short-term when they have remaining contractual maturities of one year or less from the balance sheet date, and as long-term when the investments have remaining contractual maturities of more than one year from the balance sheet date. Investments are recorded at fair value, which approximates cost.

Accounts Receivable

Accounts receivable are recorded at the original invoiced amount less an allowance for credit losses. An allowance for credit losses is determined based on historical loss experience, current conditions, and future expectations. Receivables are written off when deemed uncollectible. The Company uses the aging method to determine lifetime expected credit losses on accounts receivable, relying on historical loss experience adjusted for current conditions and future forecasts. Adjustments consider factors such as past due receivables, customer creditworthiness, changes in receivable terms, and external factors like competition and regulatory requirements. The Company pools receivables with similar risk characteristics for estimating expected credit losses and evaluates these pooling decisions periodically as risk characteristics change. For receivables not sharing similar risk characteristics, individual measurement is applied.

MERLIN LABS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

As of December 31, 2025 and 2024, the allowance for credit losses is immaterial to the consolidated financial statements.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash, cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents with accredited financial institutions in amounts which at times exceed federally insured limits. The Company monitors the credit standing of such financial institutions in order to limit credit risk. The Company has not experienced any losses on its cash and cash equivalents and believes it is not exposed to any significant losses due to credit risk on cash and cash equivalents.

During the years ended December 31, 2025 and 2024, the Company generated $7,551 and $1,229 in revenue, with a significant amount (> 90%) of this revenue coming from the U.S. government. As of December 31, 2025 and 2024, accounts receivable from the U.S. government totaled $368 and $536, respectively.

Fair Value Measurements

The framework for measuring fair value provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described as follows:

Level 1 - Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2 - Inputs to the valuation methodology include:

●	Quoted prices for similar assets or liabilities in active markets;

●	Quoted prices for identical or similar assets or liabilities in inactive markets;

●	Inputs other than quoted prices that are observable for the asset or liability; and

●	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3 - Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, as follows:

Property and Equipment	Estimated Useful Life
Aircraft	11-15 years
Aircraft equipment	3-8 years
Computer equipment	2-3 years
Leasehold improvements	Lesser of the useful life or life of lease
Office furniture & equipment	3-13 years
Motor vehicles	3-4 years

MERLIN LABS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Leases

The Company determines if an arrangement is, or contains, a lease at inception. An arrangement qualifies as a lease if it conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Control is established if the Company has both the right to obtain substantially all of the economic benefits from the use of the asset and the right to direct the use of the asset.

At the commencement date, the date on which the lessor makes the underlying asset available for use, leases are classified as either operating or finance leases based on their economic substance. Operating leases are presented in the consolidated balance sheets within operating lease right-of-use assets, net, operating lease liabilities, current, and operating lease liabilities, non-current. Finance leases, which are immaterial to the Company’s financial statements, are presented in the consolidated balance sheets within property and equipment, net and accrued expenses.

The Company uses its estimated incremental borrowing rate, which is derived from information available at the lease commencement date, in determining the present value of lease payments. The Company gives consideration to its recent debt issuances as well as publicly available data for instruments with similar characteristics when determining its incremental borrowing rates.

For short-term leases, defined as leases with a term of twelve months or less, the Company elected the practical expedient to not recognize an associated lease liability and right-of-use asset. Lease payments for short-term leases are expensed on a straight-line basis over the lease term.

The Company has elected the policy to not separate lease and nonlease components for all classes of underlying assets. Lease right-of-use assets also include any lease payments made at or before commencement date, net of lease incentives and initial direct costs incurred. Lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise the option.

The Company leases office space, aircraft, motor vehicles, and airport hangar space in the United States and New Zealand.

Impairment of Long-Lived Assets

All long-lived assets are reviewed by the Company for possible impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company measures recoverability of assets to be held and used by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. As of December 31, 2025 and 2024, the Company determined that there have been no significant events or changes in circumstances that would cause the impairment of any of the Company’s long-lived assets.

Term Debt

The Company has elected to apply the fair value method of accounting in accordance with Accounting Standards Codification (“ASC”) 825, Financial Instruments (“ASC 825”), for certain of its term debt instruments. The Company initially records term debt accounted for under the fair value option at fair value and subsequently remeasures such instruments to fair value on each balance sheet date thereafter. The change in fair value of term debt accounted for at fair value, together with interest accrued thereon, is recorded in change in fair value of long-term debt in the consolidated statements of operations.

For term debt instruments not accounted for under the fair value method of accounting, the Company records such term debt obligations at amortized cost, net of any debt issuance costs, discounts, and premiums. Upon issuance, the Company evaluates whether identified embedded derivatives should be bifurcated and accounted for as a derivative at fair value under ASC 815, Derivatives and Hedging (“ASC 815”). Any embedded derivatives that meet the criteria for bifurcation and separate accounting are accounted for as a compound derivative recorded at fair value on the date of issuance and on each balance sheet date thereafter, with changes in fair value recorded in the consolidated statements of operations.

Convertible Debt

The Company has elected to apply the fair value method of accounting in accordance with ASC 825 for certain of its convertible debt instruments. The Company records convertible debt accounted for under the fair value option at fair value upon the date of issuance and subsequently remeasures such instruments to fair value on each balance sheet date thereafter. The change in fair value of convertible debt accounted for at fair value, together with interest accrued thereon, is recorded in change in fair value of convertible promissory notes in the consolidated statements of operations.

For convertible debt instruments not accounted for under the fair value method of accounting, the Company first assesses the balance sheet classification of its convertible debt instruments to determine whether the instrument should be classified as a liability under ASC 480, Distinguishing Liabilities from Equity (“ASC 480”). If convertible debt is not classified as a liability under ASC 480, the Company accounts for convertible debt in accordance with ASC 470-20, Debt with Conversion and Other Options, and ASC 815. Upon issuance, the Company evaluates whether the embedded conversion feature, as well as other identified embedded derivatives, should be bifurcated and accounted for as a derivative at fair value under ASC 815, and if not, whether any substantial premium must be recognized in additional paid-in capital. Any embedded derivatives that meet the criteria for bifurcation and separate accounting are accounted for as a compound derivative recorded at fair value on the date of issuance and on each balance sheet date thereafter, with changes in fair value recorded in the consolidated statements of operations.

MERLIN LABS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Debt Issuance Costs

Costs incurred in connection with the issuance of debt instruments accounted for under the fair value method of accounting under ASC 825 are expensed as incurred.

Costs incurred in connection with the issuance of debt instruments accounted for at amortized cost are recorded as a direct deduction against the associated debt liability, consistent with debt discounts. These costs are included in long-term debt, current portion, net and long-term debt, non-current portion, net in the Company’s consolidated balance sheet and are amortized over the life of the associated debt as a component of interest expense using the effective interest method.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance included in ASC 480 and ASC 815. The assessment considers whether the warrants are freestanding financial instruments (if they were issued with another instrument) pursuant to ASC 480, whether the warrants meet the definition of a liability pursuant to ASC 480, and if not, whether the warrants meet the requirements for equity classification under ASC 815. This assessment requires the use of professional judgment and is conducted at issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

Warrants that meet all of the criteria for equity classification are recorded at fair value as a component of additional paid-in capital at the time of issuance and are not subsequently remeasured. Warrants that do not meet all the criteria for equity classification are recorded at fair value on the date of issuance and on each balance sheet date thereafter as a component of warrant liabilities in the Company’s consolidated balance sheets. Changes in the estimated fair value of the warrants are non-cash gain or loss recognized in change in fair value of warrant liabilities in the consolidated statements of operations.

Redeemable Convertible Preferred Stock

The Company evaluates its redeemable convertible preferred stock under ASC 480 to evaluate the classification of the redeemable convertible preferred stock. The Company’s redeemable convertible preferred stock does not require liability classification under ASC 480 and is classified in mezzanine equity as all classes may be subject to redemption upon the occurrence of an event that is not solely within the control of the Company. Upon issuance, the Company evaluates whether identified embedded derivatives should be bifurcated and accounted for as a derivative at fair value under ASC 815. The redeemable convertible preferred stock is initially recognized at the proceeds received, net of issuance costs and the fair value of any bifurcated derivatives, and is only subsequently remeasured to the extent it becomes currently redeemable or probable of becoming redeemable. Any embedded derivatives that meet the criteria for bifurcation and separate accounting are accounted for as a compound derivative recorded at fair value on the date of issuance and on each balance sheet date thereafter, with changes in fair value recorded in the consolidated statements of operations.

MERLIN LABS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Revenue Recognition

The Company recognizes revenue under its contracts with customers in accordance with ASC 606, Revenue from Contracts with Customers. The Company derives its revenues primarily through its engineering and autonomy development programs with U.S. government agencies, including the Federal Aviation Administration, U.S. Special Operations Command, and the U.S. Air Force. These contracts focus on the design, demonstration, and integration of autonomous flight technologies. The Company also engages in limited commercial activities with foreign and private sector customers, including aviation advisory services in New Zealand.

The Company performs under various contract types, including firm-fixed-price, cost-plus-fixed-fee, and cost-share arrangements. These contracts are structured to support research and development efforts, prototype demonstrations, and system integration activities.

Revenue is recognized when control of the goods and services provided is transferred to the Company’s customers and in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods and services using the following steps: 1) identification of the contract or contracts with a customer, 2) identification of performance obligations in the contract, 3) determination of the transaction price, 4) allocation of the transaction price to the performance obligations in the contract and 5) recognition of revenue when or as the Company satisfies the performance obligations.

The Company’s performance obligation consists of comprehensive engineering and development programs rather than distinct deliverables. Supporting activities such as system engineering, airworthiness certification, and technical data packages are not considered separate performance obligations, as they are highly interrelated and collectively contribute to the overarching deliverable. The Company provides engineering data and insights that inform the customer’s broader autonomy initiatives.

Contracts with U.S. government entities are governed by the Federal Acquisition Regulation, which defines allowable costs and pricing methodologies. Each contract is individually negotiated and variable consideration may arise in cost-share arrangements, where the Company is reimbursed for a portion of actual costs incurred, subject to a contractual ceiling. The Company includes variable consideration in the transaction price only when it is probable that a significant revenue reversal will not occur. Pricing for non-government customers, including commercial and foreign entities, is determined through direct negotiation. The Company’s contracts generally do not contain significant financing components, and taxes collected are excluded from the transaction price.

The Company recognizes revenue on its engineering and development contracts with the U.S. government primarily over time, as control of the services is continuously transferred throughout the performance period. This continuous transfer is supported by standard U.S. government contract clauses, including the right to terminate for convenience and the obligation to reimburse the contractor for costs incurred plus reasonable compensation. These provisions, along with the customer’s ability to benefit from the work-in-progress through monthly deliverables and technical reports, support over-time revenue recognition. The Company bills its customers on a monthly basis as services are provided throughout the contract. For these contracts, the Company generally uses a method that measures the extent of progress towards completion of the performance obligation, principally using a cost incurred input method. Under this method, revenue is recognized based on the proportion of total costs incurred to estimated total costs-at-completion. Anticipated losses on cost-share contracts are recognized in accordance with ASC 605-35 when total estimated costs are expected to exceed consideration.

In the case of a contract for which the total estimated costs is expected to exceed the total estimated revenue, a loss arises, and a provision for the entire loss is recorded in the period that it becomes evident. The unrecoverable costs on a loss contract that are expected to be incurred are recorded as expense in cost of revenue in the consolidated statements of operations and a provision is recorded in contract loss provision in the consolidated balance sheets. As costs related to the loss contract are incurred, the contract loss provision in the consolidated balance sheets is reduced. The Company recorded net losses related to contracts with customers of $1,451 and $6,347 for the years ended December 31, 2025 and 2024, respectively.

Contract Assets and Liabilities

The timing of revenue recognition, customer billings and cash collections for each contract results in a net contract asset or deferred revenue liability at the end of each reporting period.

MERLIN LABS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Contract assets consist of unbilled receivables, which is the amount of revenue recognized that exceeds the amount billed to the customer. Contract liabilities consist of deferred revenue, which represents cash advances received prior to performance for programs and billings in excess of revenue recognized.

Cost of Revenue

Cost of revenue primarily includes salaries, stock-based compensation expense, and benefits for personnel involved in performing operations, and professional services, as well as subcontractor expenses, field-service representatives, hardware costs, travel costs, allocated overhead, and other direct costs. Cost of revenue also includes provisions for loss contracts.

Research and Development Costs

Research and development expenses consist primarily of personnel-related costs for the Company’s development team, including salaries, benefits, bonuses, stock-based compensation expenses and allocated overhead costs. Research and development expenses also include contractor or professional service fees and software services dedicated for use by the Company’s research and development organization.

The Company will enter into research and development agreements with third-parties where the Company will be paid for research and development activities. The amounts received under these agreements are recorded as a reduction to research and development expense in the consolidated statements of operations. The Company recorded $450 and $0 as a reduction to research and development expense during the years ended December 31, 2025 and 2024, respectively.

Sales and Marketing Costs

Sales and marketing expenses consist primarily of personnel-related costs for the Company’s sales and marketing staff, including salaries, benefits, bonuses, commissions, stock-based compensation, and allocated overhead costs. Sales and marketing expenses also include advertising costs and other expenses associated with the Company’s marketing and business development programs.

Advertising Costs

The Company expenses advertising costs as incurred. During the years ended December 31, 2025 and 2024, the Company incurred advertising expense in the amounts of $1,238 and $1,328, respectively.

General and Administrative Costs

General and administrative expenses consist of personnel-related costs associated with the Company’s finance, legal, human resources and administrative personnel, including salaries, benefits, bonuses, stock-based compensation and allocated overhead costs. General and administrative expenses also include external legal, accounting, professional services fees, software services dedicated for use by the Company’s general and administrative functions, insurance, and other corporate expenses.

Stock-Based Compensation

The Company recognizes stock-based compensation on awards granted under the Merlin Labs 2018 Equity Incentive Plan (“the Plan”). These awards include incentive stock options (“ISOs”) granted to employees as well as nonqualified stock options (“NSOs”) or restricted stock awards (“RSUs”) granted to directors, consultants, employees, and officers of the Company. In addition to the Plan, the Company has historically issued common stock warrants to a vendor as compensation for services provided to the Company.

Stock-based compensation expense is recorded for awards issued to employees and nonemployees using the fair value method with a corresponding increase in additional paid-in capital in the consolidated balance sheets. The Company recognizes forfeitures as they occur.

Under the Plan, these awards generally vest over a four-year period, subject to the terms set forth in individual grant agreements and the discretion of the Plan administrator. Stock-based compensation awards are measured at the grant date fair value with compensation expense recognized on a straight-line basis over the requisite vesting period of the award.

MERLIN LABS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Capitalized Transaction Costs

Capitalized transaction costs primarily consist of legal and accounting costs incurred that are direct and incremental to the Company’s planned Merger. Upon the completion of the planned Merger, capitalized transaction costs will be netted against the proceeds from the Merger and recorded as an offset to stockholders’ deficit. During the year ended December 31, 2025, the Company capitalized $7,562 of transaction costs in capitalized transaction costs on the consolidated balance sheets. In the event the planned Merger is terminated, the capitalized transaction costs will be expensed.

Income Taxes

The Company estimates its current tax expense together with assessing temporary differences resulting from differing treatment of items not currently deductible for tax purposes. These differences result in deferred tax assets and liabilities on the Company’s consolidated balance sheets, which are estimated based upon the difference between the financial statement and tax bases of assets and liabilities using the enacted tax rates that will be in effect when these differences reverse. In general, deferred tax assets represent future tax benefits to be received when certain expenses previously recognized in the Company’s consolidated statements of operations become deductible expenses under applicable income tax laws or loss or credit carryforwards are utilized. Accordingly, the realization of the Company’s deferred tax assets is dependent on future taxable income against which these deductions, losses, and credits can be utilized.

The Company evaluates the realizability of its deferred tax assets on an annual basis. The Company records a valuation allowance when, based on the weight of available evidence, it expects future taxable income is not likely to support the use of a deduction or credit in that jurisdiction. If certain factors change and the Company determines that the deferred tax assets are realizable at a more-likely-than not level, it will adjust the valuation allowance in the period the determination is made. Changes in the valuation allowance, when recorded, would be included in the Company’s consolidated statements of operations. Management’s judgment is required in determining the Company’s valuation allowance recorded against its net deferred tax assets.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. The Company recognizes interest and penalties related to uncertain tax positions, if any, in its provision for income taxes. No such interest or penalties were recognized during the periods presented and the Company had no accruals for interest and penalties as of December 31, 2025 and 2024. The Company is subject to the Global Intangible Low Taxed Income (“GILTI”) tax in the U.S. and has elected to treat taxes on future GILTI inclusions as current period expense if and when incurred.

Net Loss per Share

The Company calculates basic and diluted net loss per share using the two-class method. Under the two-class method, earnings are allocated to common stock and participating securities according to their participation rights in dividends and undistributed earnings. The Company’s net loss is fully attributable to its common stockholders for the periods presented.

Under the two-class method, basic net loss per share attributable to common stockholders is computed by dividing the net loss attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period.

Diluted earnings per share attributable to common stockholders adjusts basic earnings (loss) per share for the potentially dilutive impact of redeemable convertible preferred stock, restricted stock, stock options, common stock warrants, preferred stock warrants, and debt conversion features. As the Company has reported losses for all periods presented and all potentially dilutive securities are anti-dilutive, basic net loss per share equaled diluted net loss per share.

MERLIN LABS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Determination of Fair Value of Common Stock

Since there has been no public market for our common stock, the estimated fair value of our common stock has been determined by the Board of Directors through the use of an annual valuation report prepared by an independent third-party specialist, supplemented by the Board’s and management’s assessments of any material changes between the valuation date and the date of each option grant approval.

The Company uses a hybrid method that is a combination of the probability-weighted expected return and option-pricing method when determining the fair value of the common stock. The hybrid method incorporates the weighted probability of multiple liquidity scenarios based on the probability of the scenario’s occurrence, while also utilizing the option-pricing method to estimate the allocation of value in one or more of the scenarios. Key inputs include volatility, a discount rate, a discount for lack of marketability, and the liquidity event scenario probability.

In addition to considering the results of the independent third-party valuations, our Board of Directors considers various objective and subjective factors when determining if the fair value of the common stock has changed between the valuation date and grant date including actual operating performance and financial results, current business conditions and projections, the market performance of comparable publicly traded companies, and the U.S. and global capital market conditions and may adjust the valuation accordingly.

Foreign Currency

The Company’s foreign operations related to MLNL are remeasured from New Zealand Dollars (“NZD”) into U.S. dollars. The remeasurement is based on the determination that the U.S. dollar is the functional currency of MLNL. Monetary assets and liabilities of MLNL’s foreign operations are remeasured into U.S. dollars at year-end exchange rates and nonmonetary assets, liabilities and equity accounts are remeasured using historical exchange rates. Income statement accounts are remeasured at the weighted average exchange rate prevailing during the year. During the years ended December 31, 2025 and 2024, the Company recognized foreign currency exchange losses of $281 and $197, respectively.

Recently Adopted Accounting Pronouncements

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt - Debt with Conversion and Other Options and Derivatives and Hedging - Contracts in Entity’s Own Equity, which simplifies the accounting for convertible instruments. We adopted this standard effective on January 1, 2024, the beginning of the fiscal year ended December 31, 2024, and adoption did not have a material effect on our consolidated financial statements.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (“Topic 280”): Improvements to Reportable Segment Disclosures, which requires disclosure of incremental segment information on an annual and interim basis. This standard is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, and requires retrospective application to all prior periods presented in the financial statements. The Company adopted the guidance during the year ended December 31, 2024, and applied it retrospectively to the periods presented. Refer to Note 15. Segment and Geographic Information for more information.

In December 2023, the FASB issued ASU 2023-09, Income Taxes - Improvements to Income Tax Disclosures, requiring enhancements and further transparency to certain income tax disclosures, most notably the tax rate reconciliation and income taxes paid. This ASU is effective for fiscal years beginning after December 15, 2024 on a prospective basis and retrospective application is permitted. The Company adopted the guidance during the year ended December 31, 2025 on a prospective basis. Refer to Note 13. Income Taxes for more information.

Recently Issued Accounting Pronouncements Not Yet Adopted

In November 2024, the FASB issued ASU 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures, which requires the disclosure of additional information about specific expense categories in the notes to the consolidated financial statements on an annual and interim basis. The standard is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027 on either a prospective or retrospective basis, with early adoption permitted. The Company is currently evaluating the impacts of the new standard on its consolidated financial statements.

MERLIN LABS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

3. Revenue Recognition from Contracts with Customers

Disaggregation of Revenue

The Company disaggregates revenues by customer-type. These categories represent how the nature, timing and uncertainty of revenues and cash flows are affected.

Disaggregated revenues by customer-type were as follows:

	Year Ended December 31,
	2025	2024
U.S. government agencies	$7,342	$1,145
Commercial and non-U.S. government customers	209	84
Total	$7,551	$1,229

Revenues from New Zealand during the twelve months ended December 31, 2025 and 2024 amounted to $209 and $84, respectively.

No revenue recognized during the years ended December 31, 2025 and 2024 was related to performance obligations satisfied in prior periods.

Remaining performance obligations

As of December 31, 2025, the aggregate amount of the transaction price allocated to the remaining performance obligations was $7,469, all of which will be recognized over the next 12 months. Although remaining performance obligations reflect business that is considered to be legally binding, cancellations, deferrals, or scope adjustments may occur. Any known project cancellations, revisions to project scope and cost, foreign currency exchange fluctuations, and project deferrals are reflected or excluded in the remaining performance obligation balance, as appropriate.

Contract balances

The following table presents contract balances:

	As of December, 31
	2025	2024	2023
Accounts receivable, net	$368	$536	$21
Unbilled receivables	$1,570	$—	$—
Deferred revenue	$—	$112	$—
Contract loss provision	$4,173	$5,166	$—

Revenue recognized during the year ended December 31, 2025 from amounts included in deferred revenue at the beginning of the period was $112. There was no revenue recognized during the year ended December 31, 2024 from amounts included in deferred revenue at the beginning of the period. The increase in unbilled receivables from December 31, 2024 to December 31, 2025 represents revenue earned and recognized during year ended December 31, 2025 for which the Company has not invoiced the customer as of December 31, 2025.

MERLIN LABS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

4. Fair Value Measurements

The following table presents assets and liabilities measured at fair value on a recurring basis and indicates the fair value hierarchy of the valuation as follows:

	As of December 31, 2025
	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents:
Money market mutual funds	$56,695	$—	$—	$56,695
Total Assets	$56,695	$—	$—	$56,695
Liabilities:
Current liabilities:
2024 LSA Loans, current portion	$—	$—	$19,175	$19,175
Convertible promissory notes	—	—	29,107	29,107
Non-current liabilities:
2024 LSA Loans, non-current portion	—	—	12,207	12,207
Warrant liabilities	—	—	76,766	76,766
Total Liabilities	$—	$—	$137,255	$137,255

	As of December 31, 2024
	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents:
Money market mutual funds	$29,773	$—	$—	$29,773
Total Assets	$29,773	$—	$—	$29,773
Liabilities:
Warrant liabilities	$—	$—	$3,586	$3,586
Total Liabilities	$—	$—	$3,586	$3,586

Fair value measurements for cash equivalents are based on quoted market prices in active markets. There have been no changes in the fair value methodologies used for the years ended December 31, 2025 and 2024.

For all periods prior to December 31, 2024, fair value measurements for preferred stock warrant liabilities were estimated using an option pricing approach embedded within a Monte Carlo simulation using Level 3 inputs. The Monte Carlo simulation simulates the Company’s equity value from each respective valuation date to the expected financing event date, incorporating breakpoints at which various equity classes participate in distributions.

The following relevant assumptions were used in determining the fair value of the preferred stock warrant liabilities (refer to Note 9. Warrants) as of December 31, 2024:

December 31, 2024
Equity value	$309,613
Expected financing amount	$100,000
Expected financing date	5/31/2025
Expected liquidity event	12/31/2026
Equity volatility	50.0-60.0%
Risk-free rate	4.20-4.24%

MERLIN LABS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

For all periods after December 31, 2024, and in contemplation of the anticipated Merger, fair value measurements for warrant liabilities and convertible promissory notes (refer to Note 8. Debt and Note 9. Warrants) were estimated using a probability-weighted expected return method, considering scenarios in which the Merger does or does not occur. In all scenarios, the fair value of Pre-PIPE Bridge and Pre-Funded PIPE Notes and Warrants were determined by calibrating the aggregate fair value of instruments issued, as implied by the probability-weighted expected return method, to the proceeds received in each issuance therefrom in accordance with ASC 825, resulting in a calibrated discount rate of 500.0%.

In the scenario in which the Merger does not occur, the fair value of the 2019 LSA Warrants, 2021 LSA Warrants, and 2024 LSA Warrants were estimated using an option pricing approach embedded within a Monte Carlo simulation. The Monte Carlo simulation simulates the Company’s equity value from each respective valuation date to the expected financing event date, incorporating breakpoints at which various equity classes participate in distributions. In the scenario in which the Merger occurs, the fair value of the 2019 LSA Warrants, 2021 LSA Warrants, and 2024 LSA Warrants were estimated using a common stock equivalent method which incorporates the expected capital structure and distribution of proceeds in a public company context and allocated value among the Company’s equity classes assuming the Company successfully completes the Merger.

In both scenarios, the fair value of the 2024 LSA Amendment Warrants were estimated using a discounted cash flow method, calculating the present value of future cash flows based on the contractual terms thereof at the calibrated discount rate.

In both scenarios, the fair value of the Pre-PIPE Bridge Notes and Pre-Funded PIPE Notes were estimated using a discounted cash flow method, calculating the present value of future cash flows based on the contractual terms of such instruments at the calibrated discount rate.

In the scenario in which the Merger does not occur, the fair value of the Pre-PIPE Bridge Warrants and Pre-Funded PIPE Warrants were estimated using an option pricing approach embedded within a lattice model. The lattice model simulates the Company’s equity value from each respective valuation date to the expected financing event date, incorporating breakpoints at which various equity classes participate in distributions. In the scenario in which the Merger occurs, the fair value of the Pre-PIPE Bridge Warrants and Pre-Funded PIPE Warrants were estimated using the Black-Scholes option pricing formula.

The following relevant assumptions were used in determining the fair value of the warrant liabilities and convertible promissory notes as of December 31, 2025:

December 31, 2025
Non-Merger scenario - Equity value	$647,000
Non-Merger scenario - Expected financing amount	$150,000
Non-Merger scenario - Expected financing date	6/30/2026
Non-Merger scenario - Expected liquidity event	9/30/2028
Non-Merger scenario - Equity volatility	60.0%-75.0%
Merger scenario - Expected Merger date	3/31/2026
Merger scenario - Stock price	$10.72
Merger scenario - Equity volatility	70.0%
Calibrated discount rate	500.0%
Risk-free rate	3.44%-4.78%

Fair value measurements for the 2024 LSA Loans (refer to Note 8. Debt) were estimated using a discounted cash flow method and a lattice model. The lattice model was used to estimate the fair value measurement impact of various share- and cash-settled redemption features which only apply to a portion of the outstanding principal amount of 2024 LSA Loans and the discounted cash flow method was used to estimate the fair value measurement impact of the principal amount of 2024 LSA Loans not subject to such redemption features.

MERLIN LABS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

The following relevant assumptions were used in determining the fair value of the 2024 LSA Loans as of December 31, 2025:

December 31, 2025
Fair value of Series B Prime redeemable convertible preferred stock	$29.39
Equity volatility	75.0%
Credit rating	CCC-
Discount rate	19.7%

The Company’s fair value measurement activity, using unobservable inputs and associated unrealized losses (gains) with respect to warrant liabilities outstanding during the years ended December 31, 2025 and 2024 were as follows:

Amount
Fair value as of December 31, 2023	$2,825
Issuance of warrants	496
Change in fair value of warrants	265
Fair value as of December 31, 2024	$3,586
Issuance of warrants	72,592
Exchange of warrants	(1,769)
Change in fair value of warrants	2,357
Fair value as of December 31, 2025	$76,766

The Company’s fair value measurement activity, using unobservable inputs and associated unrealized losses (gains) with respect to convertible promissory notes outstanding during the year ended December 31, 2025 were as follows:

Amount
Fair value as of December 31, 2024	$—
Issuance of convertible promissory notes	21,544
Change in fair value of convertible promissory notes	7,563
Fair value as of December 31, 2025	$29,107

The Company’s fair value measurement activity, using unobservable inputs and associated unrealized losses (gains) with respect to 2024 LSA Loans outstanding during the year ended December 31, 2025 were as follows:

Amount
Fair value as of December 31, 2024	$—
Recognition at fair value at extinguishment date	31,549
Non-cash change in fair value of 2024 LSA Loans	(166)
Fair value as of December 31, 2025	$31,383

5. Target Bridge Notes

On June 7, 2024, the Company and a third party target entity executed a term sheet which established the general terms of a potential acquisition of the target by the Company, including the establishment of a binding 60-day exclusivity period during which period the target was prohibited from negotiating, discussing, or entering into any other alternative transaction. In connection with the signing of the term sheet and to finance the target’s ongoing operations prior to the consummation of the potential acquisition, the Company extended a bridge financing facility with an aggregate commitment amount of $3,000 to the target.

Between June 2024 and July 2024, the Company originated $2,250 of aggregate principal amount of bridge notes to the target (“Target Bridge Notes”). The Target Bridge Notes accrued interest at a rate equal to the higher of (a) 6.0% and (b) the then-current Applicable Federal Rate. The Target Bridge Notes were scheduled to mature upon the earlier of (a) 30 days following the end of the exclusivity period and (b) the closing of the proposed acquisition. At the maturity thereof, the Target Bridge Notes would be settled as a dollar-for-dollar reduction in the closing purchase price in the proposed acquisition. Additionally, if the proposed acquisition did not close, the Target Bridge Notes remained outstanding, and the target consummated any sale or other exit event, the Company would be entitled to receive two times the sum of Target Bridge Notes principal amount outstanding plus accrued unpaid interest thereon.

MERLIN LABS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

On July 31, 2024, the target notified the Company that it was no longer pursuing an acquisition by the Company. In August 2024, the Company became aware that the former target violated the binding terms outlined in the term sheet and other agreements entered into therefrom. As a result, the former target repaid the outstanding principal amount of Target Bridge Notes of $2,250, plus accrued interest thereon, on September 3, 2024. The Company did not pursue litigation against the former target and did not receive any termination fees or penalty payments in connection with the breach of terms.

6. Property and Equipment

Property and equipment consisted of the following:

	As of December 31,
	2025	2024
Aircraft equipment	$6,166	$6,194
Aircraft	4,728	4,681
Computer equipment	528	515
Leasehold improvements	425	394
Office furniture & equipment	349	315
Motor vehicles	85	85
Total property and equipment	12,281	12,184
Less: Accumulated depreciation	5,173	3,595
Total property and equipment, net	$7,108	$8,589

Depreciation expense for the years ended December 31, 2025 and 2024 amounted to $1,582 and $1,466, respectively.

7. Leases

The Company leases office space, aircraft, and airport hangar space under noncancelable operating lease agreements, which require escalating monthly rental payments plus related operating costs and expire on various dates through 2033. These leases contain no provisions for renewal other than a certain New Zealand lease, which contains one renewal option for five years. The Company is not reasonably certain to elect the renewal option and has excluded it in the related right-of-use (“ROU”) asset.

Operating lease right-of-use assets, net and lease liabilities were as follows:

	As of December 31,
	2025	2024
Right-of-use assets, net:
Total Operating leases	$979	$1,348

Lease liabilities:
Current	657	709
Long-term	331	653
Total lease liabilities	$988	$1,362

MERLIN LABS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

The components of lease expense for the years ended were as follows:

	Year Ended December 31,
Component	2025	2024
Operating lease expense	$898	$717
Short-term lease expense	131	264
Variable lease expense	7	20
Total lease expense	$1,036	$1,001

The weighted average remaining lease term and discount rate for operating leases were as follows:

	As of December 31,
	2025	2024
Weighted average remaining lease term (in years)	3.17	3.30
Weighted average discount rate	13.21%	12.40%

Future minimum operating lease payments as of December 31, 2025 are as follows:

Years ending December 31:	Amount
2026	$736
2027	79
2028	79
2029	79
2030	79
Thereafter	172
Total future minimum lease payments	1,224
Less present value discount	236
Present value of lease liabilities	988
Less current portion	657
Long-term portion	$331

On September 4, 2025, the Company entered into a lease agreement that has not commenced for hangar and corporate office space in Bedford, MA and thus no right-of-use asset or lease liability has been recorded. When the lease commences the lease arrangement will have estimated total future payments of approximately $34,247 through September 2035. The lease is expected to commence in 2027. Also on September 4, 2025, the Company entered into a side letter agreement with the landlord permitting the Company to install a temporary airplane hangar on land subject to the lease agreement until the subject premises are made available. As of December 31, 2025, the premises and the land for the temporary hangar have not yet been made available to the Company.

8. Debt

2021 LSA

During September 2021, the Company entered into a loan and security agreement (“2021 LSA”) with the lender thereto which provided for term loan commitments with a maximum potential borrowing amount of $10,000. The aggregate commitments under the 2021 LSA included (a) a term loan facility in an aggregate principal amount of $3,000 (the “2021 LSA First Tranche”), (b) a delayed draw term loan facility in an aggregate principal amount of $1,000 (the “2021 LSA Second Tranche”), and (c) the lender’s commitment to reserve $6,000 for future funding of loans (the “2021 LSA Reserve”). Pursuant to the terms of the 2021 LSA, term loans under 2021 LSA First Tranche were required to be drawn down within five business days following the execution of the 2021 LSA. As a condition precedent to issue term loans under the 2021 LSA Second Tranche, the Company was required to achieve certain operational milestones and the 2021 LSA Second Tranche expired unused in March 2022. Further, the Company had no enforceable right to issue term loans under the 2021 LSA Reserve as any binding commitment thereto was subject to the Company and lender agreeing to enter into a binding commitment to provide funding following the Company’s next equity financing round. No amounts were drawn under the 2021 LSA Reserve. In connection with the execution of the 2021 LSA, the Company issued the lender thereunder warrants to purchase the Company’s redeemable convertible preferred stock (refer to Note 9. Warrants for further information).

MERLIN LABS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

During September 2021, the Company entered into a term loan in an aggregate principal amount of $3,000 under the 2021 LSA First Tranche (“2021 LSA Loan”). The 2021 LSA Loan bore interest at 11% per annum. Pursuant to the terms of the 2021 LSA, the Company was required to make interest-only payments through June 2022, and subsequently, the aggregate principal amount of the 2021 LSA Loan was amortized and paid down in equal monthly installments, together with interest thereon, over the following by 36 months until the final maturity of the 2021 LSA Loan on July 1, 2025. All outstanding principal, plus interest accrued thereon, was repaid in accordance with the contractual terms of the 2021 LSA in July 2025.

In connection with the 2021 LSA and issuance of the 2021 LSA Loan, the Company incurred $29 in debt issuance costs and a debt discount of $74. Deferred financing costs related to the 2021 LSA Loan of $103 were amortized to interest expense over the life of the 2021 LSA Loan using the effective interest method. The effective interest rate of the 2021 LSA Loan was 12.6%.

All warrants to purchase the Company’s redeemable convertible preferred stock remain outstanding as of December 31, 2025.

New Zealand Provincial Growth Fund (“PGF”) Loan

In July 2022, MLNL entered into a loan agreement (“2022 PGF Agreement”) with the New Zealand Ministry of Business, Innovation and Employment (“Ministry”), securing a convertible loan commitment in an aggregate principal amount of NZD 1,000 ($660 USD at issuance). Under this agreement, MLNL received NZD 1,000 ($660 USD at issuance) in aggregate principal amount of convertible debt, referred to as the “2022 PGF Loan”. The 2022 PGF Loan bears interest at a fixed rate of 7.47%. Pursuant to the terms of the 2022 PGF Agreement, interest accrued on the 2022 PGF Loan prior to the third anniversary of the issuance thereof shall be paid in-kind on each anniversary of the issuance date. On each subsequent anniversary date until the maturity date of July 21, 2032, the Company shall make annual payments comprised of (a) equal amortizing payments of 2022 PGF Loan principal and (b) interest accrued during the anniversary year. All amounts due but not yet paid, including all interest paid in-kind, shall become payable on the maturity date.

The 2022 PGF Loan is collateralized by a security interest in certain assets of the Company and is subject to certain customary covenants, with which the Company was in compliance as of December 31, 2025.

MLNL has optional redemption rights of the 2022 PGF Loan. Additionally, the repayment of principal and accrued interest of the 2022 PGF Loan may be accelerated upon the occurrence of certain events, including events of default and receipt of insurance proceeds related to the operating assets of MLNL.Upon the occurrence of a qualifying equity financing round of the Company, the Ministry retains the right to convert the unpaid principal amount, together with unpaid interest thereon, into shares of common stock of the Company at a 15.0% discount to the issuance price of the Company’s equity in the financing round.

The Company did not incur any debt issuance costs in connection with the 2022 PGF Agreement. The Company accounts for the 2022 PGF Loan using the effective interest method. The effective interest rate of the 2022 PGF Loan is 7.5%.

As of December 31, 2025 and 2024, the fair value of the PGF Loan was $640 and $677, respectively. The fair value of the 2022 PGF Loan was estimated using Level 3 inputs in a discounted cash flow model.

2024 LSA

On February 22, 2024, the Company entered into a loan and security agreement (“2024 LSA”) with the lender thereto, which provided for delayed draw term loan commitments in an aggregate principal amount of $35,000. The aggregate commitments under the 2024 LSA included (a) a delayed draw term loan facility in an aggregate principal amount of $12,500 (the “2024 LSA First Tranche”), (b) a delayed draw term loan tranche in an aggregate principal amount of $12,500 (the “2024 LSA Second Tranche”), and (c) a delayed draw term loan facility tranche in an aggregate principal amount of $10,000 (the “2024 LSA Third Tranche”). As a condition precedent to issue term loans under the 2024 LSA Third Tranche, the Company achieved certain operational milestones as defined in the 2024 LSA. In connection with the entrance into the 2024 LSA, the Company issued the lender thereto warrants to purchase the Company’s redeemable convertible preferred stock (refer to Note 9. Warrants for further information).

MERLIN LABS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

On May 28, 2024, August 30, 2024, and October 23, 2024, the Company entered into term loans under the 2024 LSA First, Second, and Third Tranches, in aggregate principal amounts of $12,500, $12,500, and $10,000, respectively (collectively, the “2024 LSA Loans”). The 2024 LSA Loans accrue interest at a fixed rate per annum, compounded monthly, equal to the Prime Rate as of the issuance date thereof plus 5.0%. In addition to the fixed cash interest, the outstanding principal balance of the 2024 LSA Loans accrues interest paid in-kind at 1.5% per annum, compounded monthly. Inclusive of both cash interest and interest paid in-kind, the total nominal interest rate of the 2024 LSA Loans issued under the 2024 LSA First, Second, and Third Tranches was 15%.

Prior to the 2024 LSA Amendment (as defined below), the Company was required to make interest-only payments at the cash interest rate through February 2025, and subsequently, the aggregate principal amount of the 2024 LSA Loans would be amortized and paid down in equal monthly installments, together with cash interest thereon, over the following 24 months until final maturity on January 31, 2027. On the maturity date, all unpaid principal of 2024 LSA Loans, together with cash interest and all interest paid-in kind, was set to become due and payable.

In connection with the 2024 LSA, the Company recorded a debt discount of $622, related to the payment of lender fees and the issuance of preferred stock warrant liabilities which was amortized to interest expense over the life of the 2024 LSA Loans using the effective interest method. The effective interest rates of the 2024 LSA Loans for the First, Second, and Third Tranches was 14.5%, 14.7%, and 14.9%, respectively.

On July 1, 2025, the Company and the lender thereto entered into an amendment to the 2024 LSA (“2024 LSA Amendment”). Pursuant to the 2024 LSA Amendment, the maturity date of the 2024 LSA Loans was extended to June 1, 2027, with amortizing principal payments beginning on January 1, 2026 and continuing until the final maturity date. No other terms of the 2024 LSA Loans were modified pursuant to the 2024 LSA Amendment. In connection with the 2024 LSA Amendment and to induce the lender into making such amendment, the Company issued warrants to purchase the Company’s redeemable convertible preferred stock with a fair value of $759 (“2024 LSA Amendment Warrants,” refer to Note 9. Warrants).

The 2024 LSA Amendment was accounted for as an extinguishment under ASC 470-50, Modifications and Extinguishments, and accordingly, the Company recognized a loss on extinguishment of long-term debt of $2,157 which is comprised of the fair value of the 2024 LSA Amendment Warrants issued and the difference between the fair value of the amended 2024 LSA Loans and the existing carrying amount of the 2024 LSA Loans. In accordance with ASC 825 and following the 2024 LSA Amendment, the Company elected to account for the 2024 LSA Loans under the fair value option. The Company elected to record the 2024 LSA Loans under the fair value option to simplify the recordkeeping on an ongoing basis.

The Company has optional redemption rights of the 2024 LSA Loans, subject to an in-kind interest make whole premium plus a prepayment premium of 100% of future foregone cash interest payments, which reduces to 85% and 75% after December 31, 2025 and December 31, 2026, respectively. Additionally, the repayment of principal and accrued interest of the 2024 LSA Loans may be accelerated upon the occurrence of certain events, including events of default. The lender also retains the right to convert up to $5,000 of the outstanding loan balance into shares of the Company’s Series B Prime redeemable convertible preferred stock at any time through June 30, 2027 (the “2024 LSA Conversion Feature”).

Borrowings under the 2024 LSA are collateralized by substantially all of the Company’s assets and are subject to certain customary covenants, with which the Company was in compliance as of December 31, 2025.

Pre-PIPE Bridge

On July 2, 2025, the Company entered into a convertible note purchase agreement (“Pre-PIPE Bridge Agreement”) with the purchasers thereto, pursuant to which the Company may issue up to $23,445 in aggregate principal amount of unsecured convertible promissory notes (“Pre-PIPE Bridge Notes”). Additionally, pursuant to the Pre-PIPE Bridge Agreement, the Company issued common stock warrants (“Pre-PIPE Bridge Warrants”) to the purchasers thereto and, accordingly, the proceeds received in connection with each issuance were allocated between the Pre-PIPE Bridge Notes and Warrants (refer to Note 9. Warrants).

MERLIN LABS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

The Company entered into a series of Pre-PIPE Bridge Notes in an aggregate principal amount of $23,445 between July and August 2025. The Company accounts for the Pre-PIPE Bridge Notes under the fair value option and, accordingly, all issuance costs incurred in connection with the entrance into the Pre-PIPE Bridge Agreement and the issuance of Pre-PIPE Bridge Notes thereunder were expensed as incurred. The purchase price received by the Company for the first closing of the Pre-PIPE Bridge approximated the aggregate fair value of the Pre-PIPE Bridge Notes and Warrants issued and, therefore, no gain or loss on issuance was recognized. The purchase price received by the Company for the second closing of the Pre-PIPE Bridge was below the aggregate fair value of the Pre-PIPE Bridge Notes and Warrants issued and, therefore, the Company recognized a loss of $585 as a component of loss on issuance of financial instruments in the consolidated statements of operations. The Company elected to record the Pre-PIPE Bridge Notes under the fair value option based on the short-term maturity of the Pre-PIPE Bridge Notes.

Prior to the Pre-PIPE Bridge Amendment (as defined below), the Pre-PIPE Bridge Notes accrued interest at a fixed rate of 12.0% per annum, compounded annually. All principal and accrued interest thereon was set to become due and payable upon demand by the purchasers thereof on or after July 2, 2026, unless earlier converted or repaid.

On August 13, 2025, and in connection with the Pre-Funded PIPE transaction (as defined below), the Company and the holders of the Pre-PIPE Bridge Notes amended the terms of the Pre-PIPE Bridge Notes to more closely align with those of the Pre-Funded PIPE Notes (“Pre-PIPE Bridge Amendment”). As the Pre-PIPE Bridge Notes are accounted for under the fair value option, all amendment costs were expensed as incurred.

Following the Pre-PIPE Bridge Amendment, the Pre-PIPE Bridge Notes accrue interest at 12.0% per annum, compounded semi-annually, until the principal amount of Pre-PIPE Bridge Notes and all interest accrued thereon is repaid or converted. The Pre-PIPE Bridge Amendment did not change the maturity date of the Pre-PIPE Bridge Notes. At the maturity date thereof, the principal amount of Pre-PIPE Bridge Notes and all accrued unpaid interest thereon shall be due and payable on demand or converted, at the holders’ discretion, into a new senior series of the Company’s redeemable convertible preferred stock at a conversion price per share of $23.3634, subject to certain customary adjustments.

Pursuant to the Pre-PIPE Bridge Amendment, on the day prior to the closing of the Merger, the unpaid principal amount of Pre-PIPE Bridge Notes, together with accrued unpaid interest thereon, shall automatically convert into shares of 12.0% Series A cumulative convertible preferred stock of the SPAC (“PubCo Series A”) at a conversion price of $10.20, which represents a 15% discount to the original issue price of such PubCo Series A shares.

In the event that the BCA is terminated without the Merger having closed, and the Company effectuates a Qualified Financing (as defined in the Pre-PIPE Bridge Amendment) prior to repayment or conversion of the Pre-PIPE Bridge Notes, the unpaid principal amount of Pre-PIPE Bridge Notes, together with accrued unpaid interest thereon, shall automatically convert into shares of capital stock of the Company sold in such Qualified Financing at a conversion price equal to 85% of the lowest price paid in cash by the purchasers thereof in the Qualified Financing.

In the event that the BCA is terminated without the Merger having closed, and the Company effectuates a Change of Control (as defined in the Pre-PIPE Bridge Amendment), the unpaid principal amount of Pre-PIPE Bridge Notes, together with accrued unpaid interest thereon, shall automatically convert into shares of common stock of the Company immediately prior to the Change of Control. As an alternative to conversion into common stock, the Company retains the option to either (i) deem the outstanding Pre-PIPE Bridge Notes as converted, entitling the holders thereof to receive the consideration it would have otherwise received as a common stockholder in the Change of Control or (ii) redeem the Pre-PIPE Bridge Notes in an amount equal to two times the outstanding principal amount thereof, plus accrued unpaid interest thereon.

The Company does not retain any optional redemption rights with respect to the Pre-PIPE Bridge Notes. The Pre-PIPE Bridge Notes may be accelerated upon the occurrence of certain events, including events of default. The Pre-PIPE Bridge Notes are subordinated to the Company’s senior debt obligations under the 2024 LSA and are subject to customary covenants, with which the Company was in compliance as of December 31, 2025.

Pre-Funded PIPE

On August 13, 2025, the Company entered into a securities purchase agreement (“Pre-Funded PIPE Agreement”) with the purchasers thereto, pursuant to which the Company agreed to sell, and the purchasers agreed to purchase, unsecured convertible promissory notes and common stock warrants (refer to Note 9. Warrants).

MERLIN LABS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Pursuant to the Pre-Funded PIPE Agreement, the Company issued $64,706 in aggregate principal amount of unsecured convertible promissory notes (“Pre-Funded PIPE Notes”) and common stock warrants (“Pre-Funded PIPE Warrants”) for total proceeds of $55,000 which were allocated between the Pre-Funded PIPE Notes and Warrants. The Company accounts for the Pre-Funded PIPE Notes under the fair value option and, accordingly, all issuance costs incurred in connection with the entrance into the Pre-Funded PIPE Agreement and the issuance of Pre-Funded PIPE Notes thereunder were expensed as incurred. The purchase price received by the Company approximated the aggregate fair value of the Pre-Funded PIPE Notes and Warrants issued and, therefore, no gain or loss on issuance was recognized. The Company elected to record the Pre-Funded PIPE Notes under the fair value option based on the short-term maturity of the Pre-Funded PIPE Notes.

Additionally, the Pre-Funded PIPE Agreement contains a provision that provides a purchaser thereunder, who is an affiliate of the SPAC, the right (“Purchaser Right”) to require the Company to issue and sell up to approximately $29,412 in aggregate principal amount of additional Pre-Funded PIPE Notes and accompanying Pre-Funded PIPE Warrants (“Purchaser Right Notes”). The Purchaser Right was exercisable at any time prior to December 31, 2025 so long as the BCA is not terminated and expired unexercised on December 31, 2025. The Purchaser Right was a written call option accounted for initially and subsequently at fair value, with changes in fair value recognized in the consolidated statements of operations. The Purchaser Right had a de minimis fair value as of the execution of the Pre-Funded PIPE Agreement and had a de minimis fair value at its expiration on December 31, 2025.

On November 17, 2025, the Pre-Funded PIPE Agreement was amended to permit the issuance of incremental Pre-Funded PIPE Notes and Warrants under the original terms of the Pre-Funded PIPE Agreement (“Pre-Funded PIPE Amendment”). No terms of the issued and outstanding Pre-Funded PIPE Notes and Warrants were modified in connection with the Pre-Funded PIPE Amendment. On November 18, 2025 and pursuant to the Pre-Funded PIPE Amendment, the Company issued incremental Pre-Funded PIPE Notes to an existing holder of Pre-Funded PIPE securities in an aggregate principal amount of $10,893, together with accompanying Pre-Funded PIPE Warrants, for total proceeds of $9,259 which were allocated between the Pre-Funded PIPE Notes and Warrants. The Company accounts for the incremental Pre-Funded PIPE Notes under the fair value option and, accordingly, all amendment costs were expensed as incurred. The purchase price received by the Company approximated the aggregate fair value of the Pre-Funded PIPE Notes and Warrants issued and, therefore, no gain or loss on issuance was recognized. The Company elected to record the incremental Pre-Funded PIPE Notes under the fair value option based on the short-term maturity of the Pre-Funded PIPE Notes.

The Pre-Funded PIPE Notes accrue interest at a fixed rate of 12.0% per annum, compounded semi-annually, until the principal amount of Pre-Funded PIPE Notes and all interest accrued thereon is repaid or converted. The Pre-Funded PIPE Notes are scheduled to mature on August 13, 2026. At the maturity date thereof, the principal amount of Pre-Funded PIPE Notes and all accrued unpaid interest thereon shall be due and payable on demand or converted, at the holders’ discretion, into a new senior series of the Company’s redeemable convertible preferred stock at a conversion price per share of $27.4863.

On the day prior to the closing of the Merger, the unpaid principal amount of Pre-Funded PIPE Notes, together with accrued unpaid interest thereon, shall automatically convert into shares of PubCo Series A preferred stock at a conversion price of $12.00, which represents the original issue price of such PubCo Series A shares.

In the event that the BCA is terminated without the Merger having closed, and the Company effectuates a Qualified Financing (as defined in the Pre-Funded PIPE Agreement) prior to repayment or conversion of the Pre-Funded PIPE Notes, the unpaid principal amount of Pre-Funded PIPE Notes, together with accrued unpaid interest thereon, shall, at the holders’ option, convert into shares of capital stock of the Company sold in such Qualified Financing at a conversion price equal to the lowest price paid in cash by the purchasers thereof in the Qualified Financing.

In the event that the BCA is terminated without the Merger having closed, and the Company effectuates a Change of Control (as defined in the Pre-Funded PIPE Agreement), the unpaid principal amount of Pre-Funded PIPE Notes, together with accrued unpaid interest thereon, shall automatically convert into shares of common stock of the Company immediately prior to the Change of Control. As an alternative to conversion into common stock, the Company retains the option to either (i) deem the outstanding Pre-Funded PIPE Notes as converted, entitling the holders thereof to receive the consideration it would have otherwise received as a common stockholder in the Change of Control or (ii) redeem the Pre-Funded PIPE Notes in an amount equal to two times the outstanding principal amount thereof, plus accrued unpaid interest thereon.

MERLIN LABS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

The Company does not retain any optional redemption rights with respect to the Pre-Funded PIPE Notes. The Pre-Funded PIPE Notes may be accelerated upon the occurrence of certain events, including events of default. The Pre-Funded PIPE Notes are subordinated to the Company’s senior debt obligations under the 2024 LSA and are subject to customary covenants, with which the Company was in compliance as of December 31, 2025.

The following table summarizes the Company’s outstanding debt as of December 31, 2025:

	As of December 31,
	2025	2024
2021 LSA Loan	$—	$500
2022 PGF Loan	672	654
2024 LSA Loans	31,383	35,192
Total long-term debt	32,055	36,346
Less current maturities of long-term debt	19,271	14,157
Less unamortized deferred financing costs	—	516
Total long-term debt, net	$12,784	$21,673

Maturities of debt outstanding, in principal amounts, as of December 31, 2025 are as follows:

Year Ended December 31,	Amount
2026	$19,271
2027	10,708
2028	96
2029	96
2030	96
Thereafter	192
Total	$30,459

9. Warrants

The warrants issued in connection with the 2019 loan and security agreement (“LSA”), 2021 LSA, and 2024 LSA (the “2019 LSA Warrants”, “2021 LSA Warrants”, and “2024 LSA Warrants,” respectively) were determined to meet the criteria for liability classification pursuant to ASC 480 as the underlying warrant shares, the Company’s redeemable convertible preferred stock, are redeemable outside the control of the Company and are accordingly classified as mezzanine equity (refer to Note 10. Redeemable Convertible Preferred Stock and Stockholders’ Deficit for further information). The 2019 LSA Warrants, 2021 LSA Warrants, and 2024 LSA Warrants are therefore required to be initially and subsequently measured at fair value with changes in fair value presented in the consolidated statements of operations.

The 2024 LSA Amendment Warrants were determined to meet the criteria for liability classification pursuant to ASC 480 as the terms thereof permit the holder to exchange the 2024 LSA Amendment Warrants for instruments issued in any bridge financing occurring after the issuance date thereof, which includes the issuance of convertible debt instruments. The 2024 LSA Amendment Warrants are therefore required to be initially and subsequently measured at fair value with changes in fair value presented in the consolidated statements of operations.

The Pre-PIPE Bridge Warrants and Pre-Funded PIPE Warrants were determined to meet the criteria for liability classification pursuant to ASC 815 because certain settlement adjustments prevent them from meeting the fixed-for-fixed equity classification criteria. The Pre-PIPE Bridge Warrants and Pre-Funded PIPE Warrants are therefore required to be initially and subsequently measured at fair value with changes in fair value presented in the consolidated statements of operations.

MERLIN LABS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

In August 2025 and in accordance with the terms thereof, the holder of 2024 LSA Warrants elected to exchange all of the 2024 LSA Warrants with a fair value of $1,769 for Pre-PIPE Bridge Notes and accompanying Pre-PIPE Bridge Warrants with fair values of $1,131 and $3,957, respectively. The loss of $3,320 was recognized in loss on exchange of warrant liabilities in the consolidated statements of operations.

During the years ended December 31, 2025 and 2024, the Company recorded a loss on the change in fair value of warrant liabilities of $2,357 and $265, respectively. Refer to Note 4. Fair Value Measurements for further information.

As of December 31, 2025, the outstanding warrants to purchase the Company’s redeemable convertible preferred stock and common stock were as follows:

	Shares Underlying Warrants	Class of Underlying Warrant Shares	Exercise Price Per Share	Expiration Date
2019 LSA Warrants(1)	144,926	Series Seed Prime or Series A Prime	$1.035	January 31, 2030
2021 LSA Warrants	81,188	Series B Prime	$4.927	March 31, 2037
2024 LSA Amendment Warrants(2)	—	Series Next or Series Subsequent	$—	November 1, 2039
Pre-PIPE Bridge Warrants(3)	3,063,248	Common Stock	$12.000	—
Pre-Funded PIPE Warrants(3)	6,549,931	Common Stock	$12.000	—

(1)	The number of shares underlying the 2019 LSA Warrants assumes that the holders choose to exercise their warrants into shares of Series Seed Prime redeemable convertible preferred stock, as this exercise scenario is most beneficial to the warrant holders.

(2)	The number of shares underlying the 2024 LSA Amendment Warrants and their exercise price per share cannot currently be determined because the warrants are not exercisable and remain contingent upon the pricing of the next round of preferred stock financing or any subsequent round.

(3)	The Pre-PIPE Bridge and Pre-Funded PIPE Warrants only become exercisable upon the termination of the BCA and expire on the fifth anniversary of the termination of the BCA.

All warrants issued by the Company may be exercised, at the holders’ option, via the delivery of cash or on a cashless basis.

10. Redeemable Convertible Preferred Stock and Stockholders’ Deficit

Common Stock

As of December 31, 2025, the Company has 44,705,861 shares of $0.0001 par value common stock authorized. The voting, dividend and liquidation rights of the common stockholders are subject to, and qualified by, the rights, powers and preferences of the preferred stockholders and as designated by resolution of the Board of Directors. The holders of the common stock are entitled to one vote for each share of common stock held.

As of December 31, 2025, 39,399,611 shares of common stock are reserved for the conversion of preferred stock and exercise of stock options and warrants.

Redeemable Convertible Preferred Stock

On July 2, 2025, and in connection with the Pre-PIPE Bridge Agreement, the Company entered into exchange agreements (“Exchange Agreements”) with the holders of the redeemable convertible preferred stock to effectuate a recapitalization of the Series Seed, Series A, Series A-1, Series B, and Series B-1 redeemable convertible preferred stock (collectively, “Legacy Preferred Stock”) into shares of Series Seed Prime, Series A Prime, Series A-1 Prime, Series B Prime, and Series B-1 Prime redeemable convertible preferred stock, respectively (collectively, “Prime Preferred Stock”).

MERLIN LABS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

To effectuate the conversions contemplated by the Exchange Agreements, the Company amended and restated its Certificate of Incorporation to add a contingent mandatory conversion feature to its redeemable convertible preferred stock (“Special Mandatory Conversion”) whereby if a holder of redeemable convertible preferred stock failed to purchase a minimum investment amount of Pre-PIPE Bridge Notes and Warrants, such redeemable convertible preferred stock held by the non-participating investor would automatically convert, on a ten-to-one basis, into shares of the Company’s common stock; otherwise, if the holder of redeemable convertible preferred stock satisfied its applicable minimum investment threshold contemplated by the Pre-PIPE Bridge Agreement, shares of redeemable convertible preferred stock held by such holder would be exchanged for shares of Prime Preferred Stock, as described below.

All holders of Legacy Preferred Stock participating in the Pre-PIPE Bridge satisfied the minimum investment requirements under the Pre-PIPE Bridge Agreement and, therefore, pursuant to the Exchange Agreements, every ten shares of Legacy Preferred Stock held by the holders of Legacy Preferred Stock were converted into one share of the Company’s common stock and then converted on a one-to-ten basis into corresponding shares of Prime Preferred Stock. The exchange of Legacy Preferred Stock for Prime Preferred Stock was accounted for as an extinguishment, resulting in a deemed dividend of $345,717 being recognized.

During the year ended December 31, 2025, 541,846 shares of Series A Prime redeemable convertible preferred stock were converted pursuant to the contractual terms thereof into 541,846 shares of common stock. Immediately following the conversion, the holders thereof returned the 541,846 shares of common stock to the Company for no consideration.

Other than the Special Mandatory Conversion feature, the rights and preferences of the Legacy Preferred Stock are substantially similar to those of the Prime Preferred Stock.

As of December 31, 2025, the Company has authorized the following shares of $0.0001 par value redeemable convertible preferred stock:

Shares
Series Seed redeemable convertible preferred stock	3,357,483
Series A redeemable convertible preferred stock	8,034,960
Series A-1 redeemable convertible preferred stock	928,217
Series B redeemable convertible preferred stock	6,420,288
Series B-1 redeemable convertible preferred stock	1,028,819
Total redeemable convertible preferred stock	19,769,767

The redeemable convertible preferred stock has the following rights and preferences:

Voting Rights

On all matters subject to the authorization of the holders of common stock, the holders of Preferred Stock are entitled to vote together with holders of common stock on an as-converted basis.

Dividends

The holders of redeemable convertible preferred stock are entitled to receive, on a pari passu basis and prior and in preference to holders of the Company’s common stock, an annual dividend in the amount of 8% of the applicable original issuance price. Such dividends are payable only if and when declared and are noncumulative. Holders of redeemable convertible preferred stock shall also be entitled to receive participating dividends, if and when declared on the Company’s common stock, on an as-converted basis. No dividends have been declared as of December 31, 2025.

Liquidation

In the event of liquidation, dissolution or winding up of the Company or upon the occurrence of a Deemed Liquidation Event (as defined in the Company’s Amended and Restated Certificate of Incorporation), the holders of the redeemable convertible preferred stock shall be entitled to receive, in preference to all common stockholders, an amount equal to the greater of (i) the applicable original issue price plus any declared but unpaid dividends thereon and (ii) the amount that would have been payable to the holder had all shares of redeemable convertible preferred stock been converted into common stock prior to such event. After payment has been made to the holders of the redeemable convertible preferred stock, the remaining assets available for distribution shall be distributed solely among the common stockholders on a pro rata basis based upon the number of shares held by each common stockholder.

MERLIN LABS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Conversion

Each share of redeemable convertible preferred stock is convertible, at the holder’s option or mandatorily upon the occurrence of certain events (including qualifying public offerings, direct listings, and De-SPAC transactions, and upon the request of the majority holders of the redeemable convertible preferred stock voting together on an as-converted basis) into a fixed number of common stock at a conversion rate equal to (i) the applicable original issue price divided by (ii) the conversion price then in effect. The conversion price is subject to customary antidilution and down-round adjustments.

Redemption

The redeemable convertible preferred stock is not redeemable except upon the occurrence of the liquidation, dissolution or winding up of the Company or upon the occurrence of a Deemed Liquidation Event.

11. Net Loss Per Share

The Company uses the two-class method to calculate basic and diluted net loss per share. Unvested restricted stock awards are considered participating securities because they entitle holders to non-forfeitable rights to dividends during the vesting term. Under the two-class method, earnings of the Company are allocated between common stockholders and these participating securities based on the weighted-average number of shares of common stock and participating securities outstanding during the relevant period. The participating securities do not have a contractual obligation to share in the losses of the Company. Therefore, net loss is fully attributable to the Company’s common stockholders for the years ended December 31, 2025 and 2024.

Basic net loss per share is computed by dividing net loss attributable to the Company’s common stockholders by the weighted-average number of shares outstanding during the period. As of periods beginning after March 31, 2024, the Company no longer had participating securities other than common stock, as all outstanding restricted stock had fully vested.

Diluted net loss per share is computed by dividing net loss attributable to the Company’s common stockholders by the weighted-average number of shares after adjusting for potential dilution related to the conversion of all dilutive securities into common stock.

The numerators and denominators of the basic and diluted net loss computations for the Company’s common stock were calculated as follows:

	Year Ended December 31,
	2025	2024
Numerator:
Net loss	$(74,778)	$(55,253)
Deemed dividend on exchange of redeemable convertible preferred stock	(345,717)	—
Net loss attributable to common stockholders	$(420,495)	$(55,253)

Denominator:
Weighted average shares outstanding, basic and diluted	5,211,618	5,118,223

Net loss per share, basic and diluted	$(80.68)	$(10.80)

MERLIN LABS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

The following outstanding potentially dilutive common stock equivalents have been excluded from the computation of diluted net loss per share for the periods presented due to their anti-dilutive effect:

	Year Ended December 31,
	2025	2024
Redeemable convertible preferred stock	17,154,902	17,696,748
Stock options	2,094,080	2,904,261
Common stock warrants	8,119	7,104
2019 LSA Warrants	144,296	144,926
2021 LSA Warrants	81,188	81,188
2024 LSA Warrants	—	224,710
2024 LSA Conversion Feature	214,010	214,010
Pre-PIPE Bridge Notes	1,127,531	—
Pre-Funded PIPE Notes	3,077,192	—
Total	23,901,318	21,272,947

12. Stock-Based Compensation

On October 24, 2018, the Board of Directors adopted the Plan. Under the terms of the Plan, incentive stock options (“ISOs”) may be granted to employees of the Company and nonqualified stock options or restricted stock awards may be granted to directors, consultants, employees and officers of the Company.

Restricted Stock

On October 10, 2018, the Company entered into a Restricted Stock Purchase Agreement (the “Restricted Stock Agreement”) with its CEO, pursuant to which the Company granted its CEO the right to purchase 5,000,000 shares of $0.0001 par value restricted stock at a purchase price of $0.001 per share. As part of the Restricted Stock Agreement, the CEO also agreed to assign certain proprietary information and inventions to the Company. The restricted stock has all of the rights of Common Stock, including voting and dividend rights.

Pursuant to the Restricted Stock Agreement, 25% of the shares vested on January 1, 2019. Thereafter, 104,166 shares of restricted stock vested each month, such that the restricted stock became fully vested on January 1, 2022. The monthly vesting of restricted stock was contingent upon the CEO’s continued employment, consulting, advisor, director, or officer relationship with the Company at that date.

On March 10, 2022, in connection with the issuance of the Series B redeemable convertible preferred stock, the Company entered into Amendment No. 1 to the Restricted Stock Agreement (“Amendment No. 1”) to amend the vesting schedule for the restricted stock. Pursuant to Amendment No. 1, 3,350,000 shares of restricted stock were vested as of March 10, 2022, and thereafter, 68,750 shares of restricted stock vested each month. Amendment No. 1 did not modify the service requirements for the vesting of restricted stock. As of December 31, 2025 and December 31, 2024 there was no restricted stock outstanding, as the restricted stock fully vested during the year ended December 31, 2024.

During the year ended December 31, 2024, the Company did not recognize stock-based compensation expense related to the restricted stock, as the expense measured at the grant date was fully recognized over the original vesting period and there was no incremental fair value as a result of Amendment No. 1.

Stock Options

The exercise price of ISOs cannot be less than the fair value of the Company’s common stock on the date of grant or less than 110% of the fair value in the case of employees holding 10% or more of the voting stock of the Company. The options vest over a period determined by the Board of Directors, generally four years, and expire not more than 10 years from the date of grant.

MERLIN LABS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

As of December 31, 2025, the Company’s authorized common stock includes 3,348,975 shares of common stock reserved for the issuance of options under the Plan, of which 948,645 shares are available for future grants.

Stock option activity under the Plan during the year ended December 31, 2025 was as follows:

	Number of Options	Weighted Average Exercise Price (Per Share)	Weighted- Average Remaining Life (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2024	2,904,261	$5.19		$7,083
Granted	227,193	12.88
Exercised	(136,438)	2.86		2,196
Expired	(489,169)	5.12
Forfeited	(411,767)	7.50
Outstanding at December 31, 2025	2,094,080	5.73	6	34,460
Exercisable at December 31, 2025	1,647,121	$4.72	5	$28,779

The weighted-average grant-date fair value of options granted during the years ended December 31, 2025 and 2024 amounted to $6.17 and $3.77, respectively.

During the years ended December 31, 2025 and 2024, option holders of the Company exercised 136,438 and 80,845 common stock options, respectively, in exchange for cash proceeds of $391 and $66, respectively.

The total intrinsic value of options exercised during the years ended December 31, 2025 and 2024 amounted to $2,196 and $537, respectively.

During the years ended December 31, 2025 and 2024, stock-based compensation expense amounted to approximately $1,695 and $1,739, respectively, which is included in the consolidated statements of operations.

As of December 31, 2025, there is approximately $2,006 of unrecognized compensation expense related to unvested stock-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted average period of 2.15 years.

The Company uses the Black-Scholes option-pricing model to value option grants on the date of grant and to determine the related compensation expense. The assumptions used in calculating the fair value of stock-based payment awards represent management’s best estimations. The Company bases its expected volatility on the volatilities of certain publicly-traded peer companies. The Company is a privately-held company and therefore lacks company-specific historical and implied volatility information. The Company intends to continue to consistently use the same group of publicly traded peer companies to determine volatility in the future until such time that sufficient information regarding the volatility of the Company’s share price becomes available or that the selected companies are no longer suitable for this purpose. The risk-free interest rate used for each grant is equal to the U.S. Treasury yield curve in effect at the time of grant for instruments with a similar expected life.

The expected term of options granted is determined based on the average of the vesting term and the contractual lives of all options awarded. The expected dividend yield assumption is based on the Company’s history and expectation of dividend payouts.

In determining the exercise prices for options granted, the Company has considered the fair value of the common stock as of the measurement date. The fair value of the common stock has been determined by management with consideration to a third-party valuation, which contemplates a broad range of factors, including the illiquid nature of the investment in the Company’s common stock, the Company’s historical financial performance and financial position, the Company’s future prospects and opportunity for liquidity events and recent sale and offer prices of common and redeemable convertible preferred stock, if any, in private transactions negotiated at arm’s length.

MERLIN LABS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

The following table provides the assumptions used in determining the fair value of the stock-based awards:

Year Ended December 31,
	2025	2024
Risk-free interest rate	3.69%-4.06%	3.59%-4.65%
Expected dividend yield	—%	—%
Expected volatility	41.76%-47.48%	42.12%-47.06%
Expected life in years	5.12-6.06	5.00-6.06
Fair value of Common Stock	$3.60-$11.05	$7.41-$7.63

Expense related to stock-based compensation is recognized over the vesting period of the options. The Company has elected to recognize forfeitures as they occur.

Total stock-based compensation expense as presented within the consolidated statements of operations was as follows:

	Year Ended December 31,
	2025	2024
Cost of revenue	$364	$61
Research and development	1,068	1,315
General and administrative	250	325
Selling and marketing	13	38
Total	$1,695	$1,739

13. Income Taxes

Loss before provision for income taxes consisted of the following:

	Year Ended December 31,
	2025	2024
United States	$(74,882)	$(56,130)
Foreign	154	1,228
Loss before provision for income taxes	$(74,728)	$(54,902)

Provision for income taxes consisted of the following:

	Year Ended December 31,
	2025	2024
Current:
Foreign	$48	$332
Federal	—	—
State	2	19
Total current provision	50	351
Deferred:
Foreign	—	—
Federal	—	—
State	—	—
Total deferred provision	—	—
Total provision for income taxes	$50	$351

MERLIN LABS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

A reconciliation of the federal statutory income tax rate to the Company’s effective tax rate for the year ended December 31, 2025, after the adoption of ASU 2023-09 on a prospective basis, is as follows:

	Year Ended December 31, 2025
	Amount	Percent
U.S. federal statutory income tax (benefit) at 21%	$(15,693)	21.00%
Domestic federal:
Tax credits
Research and development credits	(1,269)	1.70%
Nontaxable or nondeductible items
Other	1,610	(2.16)%
Changes in valuation allowance	15,676	(20.98)%
Other reconciling items	(291)	0.39%
Domestic state:
State income taxes, net of federal effect	2	—%
Foreign tax effects:
Other	15	(0.02)%
Income tax provision	$50	(0.07)%

Massachusetts and California make up the majority (greater than 50 percent) of the state taxes, net of federal benefit category.

A reconciliation of the federal statutory income tax rate to the Company’s effective tax rate for the year ended December 31, 2024, prior to the adoption of ASU 2023-09, is as follows:

Year Ended December 31,
2024
U.S. federal statutory income tax rate	21.00%
Effect of:
State and local income taxes	(0.03)%
Permanent differences	(0.84)%
Valuation allowance	(23.54)%
Federal NOL	(0.33)%
Tax credits	2.84%
Other	0.26%
Effective tax rate	(0.64)%

For the year ended December 31, 2025, the Company paid income taxes, net of refunds received, as follows:

Year Ended December 31,
2025
Income taxes paid, net of refunds
Foreign	$48
U.S. state and local	2
Total	$50

MERLIN LABS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. Significant components of the Company’s deferred tax liabilities and assets were as follows:

	As of December 31,
	2025	2024
Deferred tax assets:
Net operating loss carryforwards	$28,684	$17,160
Capitalized research and development expenses	18,258	11,358
Credit carryforwards	5,415	3,933
Other accrued liabilities	49	44
Contract loss provision	1,144	1,165
Fair value temporary differences	2,499	—
Operating lease liabilities	171	222
Stock-based compensation	621	320
Intangible assets	8	7
Unrealized foreign exchange gains and losses	333	186
Issuance of financial instruments	160	—
Contribution carryforward	32	22
Total deferred tax assets	57,374	34,417

Deferred tax liabilities:
Right-of-use assets	(169)	(217)
Depreciation	(237)	(194)
Total deferred tax liabilities	(406)	(411)
Net deferred tax assets, before valuation allowance	56,968	34,006
Less: deferred tax asset valuation allowance	(56,968)	(34,006)
Net deferred taxes	$—	$—

The valuation allowance totaled $56,968 and $34,006 for the years ended December 31, 2025 and 2024, respectively, because the future realization of such benefits is uncertain. The valuation allowance increased by $22,962 and $15,626 during the years ended December 31, 2025 and 2024, respectively, primarily due to a full valuation allowance against deferred tax assets associated with net operating loss carryforwards, capitalized research and develop costs, and tax credit carryforwards. All movement in the valuation allowance has been captured in the consolidated statements of operations.

As of December 31, 2025, the Company has federal and state net operating loss carryforwards totaling approximately $115,953 and $72,501, respectively, which are available to reduce the Company’s future taxes. The federal net operating loss carryforwards can be carried forward indefinitely. The state net operating loss carryforwards will expire at various dates beginning in 2038 through 2045 if not utilized.

Additionally, as of December 31, 2025, the Company has federal and state research and development credit carryforwards of $4,486 and $929, respectively. The federal and state research and development credits will begin to expire in the years 2034 through 2045 if not utilized. In the event of any significant changes in ownership of the Company, utilization of the net operating losses and research and development credit carryforwards may be subject to an annual limitation due to the ownership percentage change limitations provided by the Internal Revenue Code of 1986 and similar state provisions.

MERLIN LABS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

As of December 31, 2025 and 2024, the Company has not recognized any liabilities for uncertain tax positions in its consolidated financial statements. The Company does not expect any material change in uncertain tax benefits within the next 12 months. The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates.

In the normal course of business, the Company is subject to examination by federal and state authorities, where applicable. There are currently no pending tax examinations. The Company’s tax years are still open under statute from 2022 to the present. The resolution of tax matters is not expected to have a material effect on the Company’s consolidated financial statements.

On July 4, 2025, bill H.R. 1, commonly referred to as the “One Big Beautiful Bill Act” or “OBBBA,” was signed into law, with certain provisions effective in 2025 and others in 2026. The OBBBA significantly revises U.S. corporate income tax laws by, among other things, restoring the option for immediate expense recognition for U.S.-based research and development expenditures and making permanent the ability to claim first-year bonus depreciation on qualified property.  The Company was not materially impacted by OBBBA tax law changes of taxation of foreign operations. Pursuant to ASC 740, changes in tax rates and tax law are required to be recognized in the period in which the legislation is enacted. The Company evaluated the impact of this Act on its annual consolidated financial statements and related disclosures and concluded that the Act does not have a material impact on its consolidated financial statements as of and for the year ended December 31, 2025, as any impact was offset by a valuation allowance.

14. Commitments, Contingencies, and Indemnification

Liabilities for loss contingencies arising from claims, disputes, legal proceedings, fines and penalties, and other sources are recorded when it is probable that a liability has been or will be incurred and the amount of the liability can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. Recoveries of such legal costs from insurance policies are recorded as an offset to legal expenses in the period they are received.

In the ordinary course of business, the Company enters into various agreements containing standard indemnification provisions. The Company’s indemnification obligations under such provisions are typically in effect from the date of execution of the applicable agreement through the end of the applicable statute of limitations. The aggregate maximum potential future liability of the Company under such indemnification provisions is uncertain. As of December 31, 2025 and 2024, no amounts have been accrued related to such indemnification provisions.

15. Segment and Geographic Information

The Company operates as a single operating and reportable segment. The CODM uses consolidated net loss to evaluate performance, allocate resources, set incentive compensation targets, and plan for future periods. The measure of segment assets is reported on the consolidated balance sheets as total consolidated assets.

MERLIN LABS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

The following table presents the significant segment expenses, which were regularly provided to the CODM:

	Year Ended December 31,
	2025	2024
Revenue	$7,551	$1,229
Significant segment expenses:
Personnel	(29,006)	(26,554)
Travel and entertainment	(2,551)	(2,408)
Consulting and professional services	(21,798)	(12,041)
Aircraft expense	(2,397)	(1,181)
Software	(2,706)	(261)
Facilities	(1,560)	(1,482)
Other expenses	(2,913)	(4,695)
Depreciation	(1,582)	(1,466)
Contract loss provision	(1,451)	(6,347)
Benefit from contract loss provision	2,444	1,181
Benefit from research and development agreement	450	—
Total significant segment expenses	(63,070)	(55,254)
Other segment expenses:
Interest income	1,443	2,005
Interest expense	(2,957)	(2,420)
Other expense	(159)	(197)
Change in fair value of warrant liabilities	(2,357)	(265)
Change in fair value of convertible promissory notes	(7,563)	—
Loss on exchange of warrant liabilities	(3,320)	—
Loss on issuance of financial instruments	(585)	—
Loss on extinguishment of long-term debt	(2,157)	—
Change in fair value of long-term debt	(1,554)	—
Total other segment expenses	(19,209)	(877)
Loss before provision for income taxes	(74,728)	(54,902)
Provision for income taxes	50	351
Net loss	$(74,778)	$(55,253)

Property and equipment, net and operating lease right-of-use assets, net by geographic area were as follows:

	As of December 31,
	2025	2024
United States	$4,541	$6,231
New Zealand	3,546	3,706
Total	$8,087	$9,937

16. Defined Contribution Plan

The Company sponsors a defined contribution plan covering substantially all of its employees who meet certain eligibility requirements. The Company, at the discretion of the Board of Directors, may make contributions to the plan. During the years ended December 31, 2025 and 2024, the Company made contributions to the plan in the amounts of $212 and $180, respectively.

MERLIN LABS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

17. Subsequent Events

The Company evaluated subsequent events through March 20, 2026, the date the consolidated financial statements were available to be issued. Other than as disclosed below, the Company is not aware of any subsequent events which would require recognition or disclosure in the consolidated financial statements.

On February 24, 2026, and in anticipation of the Closing (as defined below), the Company exercised its unilateral right to prepay the entire issued and outstanding principal amount of the 2022 PGF Loan of approximately NZD 1,157 at a redemption price of NZD 1,296 (approximately $774 USD). The redemption price includes the repayment of outstanding principal and accrued unpaid interest thereon (including accrued interest paid in-kind).

On March 16, 2026, the Merger was consummated pursuant to the terms of the BCA (refer to Note 1. Organization and Description of Business) (the “Closing”). Pursuant to the BCA and at the Closing, the Merger Sub merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of the Purchaser. Additionally, at the Closing, the Purchaser was renamed “Merlin, Inc.” (after the Closing, “New Merlin”).

Immediately prior to the effectiveness of the Merger, and pursuant to the terms of the BCA:

(1)	Each convertible security of the Company (other than the Pre-PIPE Bridge Notes and Pre-Funded PIPE Notes) automatically converted into full shares of preferred stock or common stock, as applicable, of the Company;

(2)	Each of the Company’s outstanding and unexercised preferred stock warrant liabilities were automatically exercised on a cashless basis;

(3)	After giving effect to the conversions described at (1) and (2) above, each issued and outstanding share of the Company’s redeemable convertible preferred stock automatically converted into shares of the Company’s common stock; and

(4)	Each of the Company’s outstanding and unexercised common stock warrants (other than the Pre-PIPE Bridge Warrants and Pre-Funded PIPE Warrants) were automatically exercised on a cashless basis.

At the effective time of the Merger, and pursuant to the terms of the BCA:

(1)	Each share of the Company’s common stock owned by it, Merger Sub, or the Purchaser was canceled without consideration exchanged therefor;

(2)	Each other issued and outstanding share of the Company’s common stock was canceled and converted into the right to receive shares of New Merlin common stock;

(3)	Each option to purchase equity securities of the Company was converted into an option to acquire New Merlin common stock;

(4)	Each Pre-PIPE Bridge Note and Pre-Funded PIPE Note was converted into shares of New Merlin 12.0% Series A Cumulative Convertible Preferred Stock, par value $0.0001 per share; and

(5)	Each Pre-PIPE Bridge Warrant and Pre-Funded PIPE Warrant was converted into a warrant to purchase New Merlin common stock.

In connection with the Closing, the Company exercised its unilateral right to voluntarily prepay the entire issued and outstanding principal amount of 2024 LSA Loans of approximately $25,225 at a redemption price of $28,333. The redemption price includes the repayment of outstanding principal, accrued unpaid interest thereon, cash and in-kind interest make-whole payments (refer to Note 8. Debt), and the lender’s direct and incremental legal costs incurred in connection with such prepayment.

Following the Closing, New Merlin remains as the publicly traded parent company and its common stock will continue to be listed on Nasdaq under the ticker symbol “MRLN.”